UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2008

METROPOLITAN HEALTH NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

0-28456	65-0635748
(Commission file number)	(I.R.S. Employer Identification No.)

250 Australian Avenue South, Suite 400
West Palm Beach, FL 33401
(Address of principal executive offices, including zip code)

(561) 805-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On August 29, 2008, Metropolitan Health Networks, Inc. (the “Company”) completed the sale (the “Sale”) of Metcare Health Plans, Inc. (the “HMO”) to Humana Medical Plan, Inc. (“Humana”). In connection with the Sale, which is described in greater detail under Item 2.01, Metcare of Florida, Inc., a wholly owned subsidiary of the Company which operates the Company’s provider service network (the “PSN”), entered into the material definitive agreement described in this Item 1.01.

IPA Agreement

Effective as of August 29, 2008, the PSN was retained by Humana pursuant to a five-year independent practice association participation agreement (the “IPA Agreement”) to provide or coordinate the provision of healthcare services to the HMO’s members pursuant to a per customer fee arrangement.

The IPA Agreement, which pertains to 13 counties in central Florida and the Treasure and Gulf Coasts of Florida where the HMO currently operates, provides that the PSN will provide and arrange for the provision of covered medical services to each member of Humana’s Medicare Advantage Plans who selects one of the PSN’s Physicians as his or her primary care physician (a “Humana Participating Customer”).

Pursuant to the IPA Agreement, the PSN will receive a fixed fee with respect to each Humana Participating Customer, which fee will represent a significant portion of the premium that Humana receives from the Centers for Medicare & Medicaid Services (“CMS”) with respect to that customer. Under the IPA Agreement, the PSN will assume full responsibility for the provision of all necessary medical care for each Humana Participating Customer, even for services it does not provide directly.

The IPA agreement has a five-year term and will renew automatically for additional one-year periods upon the expiration of the initial term and each renewal term unless terminated upon 90 days notice prior to the end of the applicable term. Humana may immediately terminate the IPA Agreement and/or any individual physician credentialed under the IPA Agreement, upon written notice, (i) if the PSN and/or any of the PSN Physician’s continued participation may adversely affect the health, safety or welfare of any Humana member or bring Humana into disrepute; (ii) if the PSN or any of its physicians fail to meet Humana’s credentialing or re-credentialing criteria; (iii) if the PSN or any of its physicians is excluded from participation in any federal health care program; (iv) if the PSN or any of its physicians engages in or acquiesces to any act of bankruptcy, receivership or reorganization; or (v) if Humana loses its authority to do business in total or as to any limited segment or business (but only to that segment). The PSN and Humana may also each terminate the IPA Agreement upon 60 days’ prior written notice (with a 30 day opportunity to cure, if possible) in the event of the other’s material breach of the IPA Agreement.

In four of the counties covered by the IPA Agreement (Martin, St. Lucie, Okeechobee and Glades), the PSN will be restricted pursuant to the IPA Agreement from contracting with any other Medicare Advantage plan through December 31, 2013.

The foregoing summary of the IPA Agreement is not complete and is qualified in its entirety by reference to the text of the IPA Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

On August 29, 2008 (the “Closing Date”), the Company completed the previously announced Sale of all of the outstanding capital stock of the HMO to Humana pursuant to the terms of the Stock Purchase Agreement, dated as of June 27, 2008, by and between the Company and Humana (the “Stock Purchase Agreement”) for a cash purchase price of approximately $14.6 million (the “Purchase Price”). Ten percent of the Purchase Price has been deposited in escrow for 24 months to secure the Company’s payment of any post-closing adjustments, described below, and indemnification obligations. The aggregate Purchase Price was determined in arms-length negotiations between the parties.

The Purchase Price is subject to positive or negative post-closing adjustment based upon the difference between the HMO’s estimated closing net equity, which was approximately $5.1 million, and the HMO’s actual net equity as of the Closing Date as determined six months following the Closing Date (the “Closing Net Equity”). In addition to the Purchase Price adjustment discussed above, the Stock Purchase Agreement requires that Humana reconcile any changes in CMS Part D payments and Medicare payments received by the HMO after the Closing Date for services provided prior to the Closing Date to the amounts recorded for such items as part of the Closing Net Equity determination. The net amount of such reconciliations will be paid to the Company or Humana, as applicable.

In addition to the IPA Agreement, the PSN has two other network contracts with Humana originally entered into in 1998 and 2001. Pursuant to these agreement, the PSN provides, on a non-exclusive basis, healthcare services to Medicare beneficiaries in Flagler and Volusia counties and Palm Beach, Broward and Miami-Dade counties who have elected to receive benefits under a Humana Medicare Advantage Plan (“Humana Plan Customers”). As of June 30, 2008, the Humana Agreements covered approximately 19,300 Humana Plan Customers in Central Florida and 6,400 Humana Plan Customers in South Florida. Approximately 75.3% of the Company’s consolidated revenue for the six months ended June 30, 2008 was generated through the Humana Agreements. In addition, the PSN has a network agreement (the “CarePlus Agreement”) covering nine Florida counties with CarePlus Health Plans, Inc., a Medicare Advantage health maintenance organization wholly-owned by Humana. As of June 30, 2008, the CarePlus Agreement covered approximately 91 Medicare beneficiaries who have elected to receive benefits under a CarePlus Medicare Advantage Plan.

Other than these network agreements, there are no material relationships, other than in respect of the Sale, between (i) Humana and (ii) the Company or any of its affiliates, or any director or officer of the Company or any associate of such director or officer.

The Sale and IPA Agreement have been designed to allow the Company and Humana to expand their relationship, with each party focusing on its core competencies. Going forward, the Company’s business efforts will be exclusively concentrated on managing the PSN, which is projected to grow its number of revenue generating patients served by about 30% following the sale of the HMO. The acquisition of the HMO is also expected to expand the number of members in Humana’s Medicare Advantage Plans in Florida to over 330,000. The Company believes the Sale and IPA Agreement offer the Company an opportunity to improve upon its ability to operate cost efficiently and profitably. For instance, the Company anticipates that, as a result of Humana’s existing contracts with various service providers, the IPA Agreement will assist the PSN to reduce the cost of providing certain services to the HMO’s members.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Stock Purchase Agreement and the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing description is subject to and qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which was attached as Exhibit 10.1 to the Form 8-K filed by the Company on July 1, 2008 and which is incorporated herein by reference.

Forward Looking Statements:

Except for historical matters contained herein, statements made in this Form 8-K are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as “may”, “will”, “to”, “plan”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.

Investors and others are cautioned that a variety of factors, including certain risks, may affect the Company’s business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) the Company’s ability to meet its cost projections under the IPA Agreement; (ii) the Company’s failure to accurately estimate incurred but not reported medical benefits expense; (iii) pricing pressures exerted on the Company by managed care organizations and the level of payments the Company receives under governmental programs or from other payors; (iv) future legislation and changes in governmental regulations; (v) the impact of Medicare Risk Adjustments on payments the Company receives for its managed care operations; and (vi) a loss of any of the Company’s significant contracts or the Company’s ability to increase the number of Medicare eligible patient lives we manage under these contracts. The Company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008.

Item 9.01  Financial Statements and Exhibits

(b) Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Statements of Income for the six months ended June 30, 2008 and for the year ended December 31, 2007 are filed herewith as Exhibit 99.1. This Form 8-K does not include a pro forma balance sheet since the June 30, 2008 unaudited condensed consolidated balance sheet included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, as filed with the Securities and Exchange Commission, reflects the assets and liabilities of the HMO as held for sale.

(d) Exhibits

10.1 Independent Practice Association Agreement, dated as of August 29, 2008, by and between Metcare of Florida, Inc. and Humana, Inc.**

99.1 Unaudited Pro Forma Condensed Consolidated Statements of Income for the six months ended June 30, 2008 and for the year ended December 31, 2007.

99.2 Press Release dated September 2, 2008.

** Portions of this document have been omitted and were filed separately with the Securities and Exchange Commission on September 2, 2008 pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2008

METROPOLITAN HEALTH NETWORKS, INC.

By:	/s/ Roberto L. Palenzuela
Roberto L. Palenzuela
Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Independent Practice Association Agreement, dated as of August 29, 2008, by and between Metcare of Florida, Inc. and Humana, Inc.**
99.1	Unaudited Pro Forma Condensed Consolidated Statements of Income for the six months ended June 30, 2008 and for the year ended December 31, 2007.
99.2	Press Release dated September 2, 2008.

** Portions of this document have been omitted and were filed separately with the Securities and Exchange Commission on September 2, 2008 pursuant to a request for confidential treatment.